Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Small Cap Value Fund, Inc.

We have examined management's assertion about Small Cap
Value  Fund, Inc.s compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 under the
 Investment Company Act of 1940 (the
'Act') as of March 31, 2015  included in the accompanying
 Management Statement Regarding
Compliance with Certain Provisions of the Investment Company
 Act of 1940.  Management is
responsible for the Company's compliance with those requirements.
 Our responsibility is to express an
opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of
Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with those requirements and performing
 such other procedures as we considered
necessary in the circumstance. Included among our procedures were the following tests performed as of March 31, 2015, and with respect to agreement of security purchases and sales, for the period from
January 1, 2015 through March 31, 2015.

*	Confirmation of all securities held by Charles Schwab & Co.
 in book entry form.

*	Reconciliation of all such securities to the books and records of the Fund and Charles Schwab &
Co.

*	Agreement of all security purchases and security sales
 from January 1, 2015 to March 31, 2015
from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.  Our examination does not
provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Small Cap Value
 Fund, Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the
 Investment Company Act of 1940 as of
March 31, 2015 with respect to securities reflected in the investment account of the Company is fairly
stated, in all material respects.  This report is intended solely for the information and use of management
of Small Cap Value Fund, Inc. and the Securities and Exchange
 Commission and should not be used for
any other purpose.

PMB HELIN DONOVAN, LLP



Dallas, Texas
October 23, 2015